Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Anheuser-Busch InBev SA/NV (“AB InBev”) under the US Securities Act of 1933, as amended (the “Securities Act”), of ordinary shares of AB InBev, without nominal value, and American Depositary Shares, evidenced by American Depositary Receipts, each representing one ordinary share without nominal value, in each case to be offered and sold by AB InBev (the “Securities”) pursuant to the following plans: Long-Term Incentive Plan Relating to Shares of AB InBev, dated November 30, 2011, and Long-Term Incentive Plan Relating to American Depositary Shares of AB InBev, dated November 30, 2011. Such Securities will be registered on one or more registration statements on Form S-8 (each such registration statement, a “Registration Statement”) filed with the US Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Vice President of AB InBev, the Corporate Secretary of AB InBev, any Assistant Corporate Secretary of AB InBev, the Secretary of Anheuser-Busch InBev Services, LLC or any Assistant Secretary of Anheuser-Busch InBev Services, LLC, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by AB InBev pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

[Remainder of this page left intentionally blank.]

Date: 12 December 2011	By:	/s/ Carlos Brito

Carlos Brito
Chief Executive Officer

Date: 12 December 2011	By:	/s/ Felipe Dutra

Felipe Dutra
Chief Financial Officer

Date: 12 December 2011	By:	/s/ Stéfan Descheemaeker

Stéfan Descheemaeker
Director

Date: 12 December 2011	By:	/s/ Peter Harf

Peter Harf
Director
(Chairman of the Board)

Date: 12 December 2011	By:	/s/ Marcel Hermann Telles

Marcel Hermann Telles
Director

Date: 12 December 2011	By:	/s/ Jorge Paulo Lemann

Jorge Paulo Lemann
Director

Date: 12 December 2011	By:	/s/ Grégoire de Spoelberch

Grégoire de Spoelberch
Director

Date: 12 December 2011	By:	/s/ Kees J. Storm

Kees J. Storm
Director

[Board of Directors Power of Attorney – S-8 December 2011]

Date: 12 December 2011	By:	/s/ Roberto Moses Thompson Motta

Roberto Moses Thompson Motta
Director

Date: 12 December 2011	By:	/s/ Alexandre Van Damme

Alexandre Van Damme
Director

Date:	By:

Carlos Alberto da Veiga Sicupira
Director

Date: 12 December 2011	By:	/s/ Mark Winkelman

Mark Winkelman
Director

Date: 12 December 2011	By:	/s/ Olivier Goudet

Olivier Goudet
Director

Date: 12 December 2011	By:	/s/ Paul Cornet de Ways Ruart

Paul Cornet de Ways Ruart
Director

[Board of Directors Power of Attorney – S-8 December 2011]